Exhibit 1.1

Execution Version

DELEK US HOLDINGS, INC.

9,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

March 14, 2013

Barclays Capital Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Delek US Holdings, Inc., a Delaware corporation (the “Company”) and Delek Hungary Holding Limited Liability Company, a Hungarian limited liability company (the “Selling Shareholder”), confirm their respective agreements with Barclays Capital Inc. (“Barclays”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Barclays and Deutsche Bank are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholder and the purchase by the Underwriters, acting severally and not jointly, of 9,000,000 shares of common stock of the Company (the “Firm Stock”), par value $0.01 per share (the “Common Stock”), and (ii) the grant by the Selling Shareholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,350,000 additional shares of Common Stock (the “Option Stock”). The aforesaid Firm Stock to be purchased by the Underwriters and all or any part of the Option Stock subject to the option described in Section 2(b) hereof are herein called collectively, the “Shares.”

In connection with the offering of the Shares, the Company has entered into an agreement with the Selling Shareholder, dated as of March 12, 2013 (the “Stock Repurchase Agreement”), pursuant to which the Company has agreed to repurchase from the Selling Shareholder on the Closing Date in a private, non-underwritten transaction, 1,000,000 shares of the Company’s Common Stock (the “Concurrent Stock Repurchase”) at a purchase price per share equal to the price per share at which the Underwriters will purchase the Shares from the Selling Shareholder pursuant to Section 2 of this Agreement. The Concurrent Stock Repurchase is conditioned upon the consummation of the offering of the Shares pursuant to this Agreement and the other terms and conditions set forth in the Stock Repurchase Agreement. The closing of the offering of the Shares is not contingent on the closing of the Concurrent Stock Repurchase.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-171598), including the related preliminary prospectus, covering the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement, including (i) all amendments, exhibits and schedules thereto, at the time it became effective, and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), to the extent such information is deemed, pursuant to Rules 430A, 430B or 430C of the 1933 Act Regulations (the “Rule 430 Information”), to be part of such registration statement at the time it became effective, is herein called the “Registration Statement.” Each preliminary prospectus (including any preliminary prospectus supplement) relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, is hereinafter called a “preliminary prospectus.” The final prospectus (including any prospectus supplement) relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, is hereinafter called the “Prospectus.” For purposes of this Agreement, unless otherwise specified, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:45 p.m., New York City time, on March 14, 2013.

“Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and listed on Schedule B-2, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and listed on Schedule B-2 and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as specified on Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company was at the original Effective Date of the Registration Statement, and continues to be, eligible to use Form S-3 for the offering of the Shares, and the original Effective Date of the Registration Statement was not earlier than the date that is three years prior to the Closing Time (as defined below) and the Date of Delivery (as defined below). The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement.

As of the applicable Effective Date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment thereto complied and will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the most recent preliminary prospectus conformed, and the Prospectus will conform, at the time each was or will be filed with the Commission, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; provided, however, in each such case, the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the most recent preliminary prospectus and the Prospectus (or any supplement thereto) in reliance upon and in conformity with the Underwriter Information (as defined herein) furnished to the Company by the Underwriters expressly for use therein. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied and will comply, as of the Closing Time and the Date of Delivery (if any), in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto filed after the date hereof and prior to the Closing Time or the Date of Delivery (if any), at its effective time, at the Closing Time or at the Date of Delivery (if any), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package or (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus, as of its issue date, at the Closing Time and at the Date of Delivery (if any), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information furnished by the Underwriters for inclusion in the Registration Statement, the General Disclosure Package or any Issuer Limited Use Free Writing Prospectus consists of the information on the cover page of the Prospectus regarding delivery of the Shares, the list of Underwriters and their respective participation in the sale of the Shares, the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the first and second paragraphs under the heading “Underwriting–Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Projections. Each of the statements made by the Company in the Registration Statement and the General Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the 1933 Act, including (but not limited to) any statements with respect to projections or results of operations, and any statements made in support thereof or related thereto, was made or will be made with a reasonable basis and in good faith.

(v) Eligible Issuer. At the time of filing the Registration Statement and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(vi) Good Standing. The Company and each of its subsidiaries listed on Schedule C hereto (the “Significant Subsidiaries” and, together with the Company, the “Delek Entities”) has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased at the Closing Time and the Date of Delivery (if any) and conduct its business as currently conducted or as to be conducted at the Closing Time and the Date of Delivery (if any), in each case as described in the General Disclosure Package and the Prospectus. Each of the Delek Entities is, or at the Closing Time and the Date of Delivery (if any) will be, duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Time and the Date of Delivery (if any) will require, such qualification, except where the failure to be so qualified or registered would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business, business prospects or properties of the Delek Entities considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(vii) The Company has no direct or indirect subsidiaries other than the Significant Subsidiaries that, individually or in the aggregate, would be deemed a “significant subsidiary” as such term is defined in Rule 405 of the 1933 Act Regulations.

(viii) Authorization and Description of the Common Stock. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(ix) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding (i) shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Shareholder, (a) have been duly authorized and validly issued and (b) are fully paid and non-assessable, and (ii) shares of capital stock or other ownership interests of each Significant Subsidiary (x) have been duly authorized and validly issued, (y) are fully paid and non-assessable and (z) except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company directly or through subsidiaries, free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”). None of the outstanding shares of capital stock or other ownership interests of the Delek Entities, including the Shares to be purchased by the Underwriters from the Selling Shareholder, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(x) No Preemptive or Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Delek Entities (including the Shares to be purchased by the Underwriters from the Selling Shareholder) or (ii) outstanding options or warrants to purchase any securities of the Delek Entities. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Delek Entities, except such rights as have been waived or satisfied.

(xi) Authorization of Transactions. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken by the Company for the due and proper execution and delivery by it of this Agreement and the Stock Repurchase Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization of Stock Repurchase Agreement. The Stock Repurchase Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(xv) Financial Statements; Non-GAAP Financial Measures. The historical consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position, results of operations and cash flows of the Company at the dates indicated and for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xvi) No Material Adverse Change. Since the date of the most recent audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Delek Entities has sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package

and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially hinder or delay the performance of this Agreement or the consummation of any of the transactions contemplated hereby. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus (in each case excluding any amendments or supplements thereto made after execution of this Agreement), (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Delek Entities, other than those in the ordinary course of business, which are material with respect to the Delek Entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made on the Company’s capital stock.

(xvii) Absence of Violations and Defaults. None of the Delek Entities is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Delek Entities is a party or by which any of them or any of their respective properties may be bound (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Delek Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii) No Conflicts. None of (i) the offering, issuance or sale by the Selling Shareholder of the Shares, (ii) the execution, delivery and performance of this Agreement and the Stock Repurchase Agreement by the Company or (iii) the consummation of any other transactions contemplated by this Agreement or the Stock Repurchase Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Delek Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any Agreement and Instrument, (C) violates or will violate any order of any Governmental Entity or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Delek Entities except, in the case of clauses (B), (C) and (D), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Delek Entities to consummate any transactions contemplated by this Agreement or the Stock Repurchase Agreement.

(xix) Absence of Labor Dispute. Except as would not reasonably be expected to have a Material Adverse Effect, no labor dispute with the employees of any of the Delek Entities who are engaged in the business of the Company exists or, to the knowledge of the Company, is imminent.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against any of the Delek Entities, which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to prevent or materially hinder or delay the performance of this Agreement or the Stock Repurchase Agreement or the consummation of any of the transactions contemplated herein or therein.

(xxi) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Delek Entities of their obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the performance of this Agreement or the Stock Repurchase Agreement or the consummation of any of the transactions contemplated herein or therein, except (A) such as have been already obtained or will be obtained prior to the Closing Time, or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (B) for any such filing, authorization, approval, consent, license, order, registration, qualification or decree that if not obtained, would not reasonably be expected to have a Material Adverse Effect or prevent or materially hinder or delay the performance of this Agreement or the Stock Repurchase Agreement or the consummation of any of the transactions contemplated herein or therein.

(xxiii) Possession of Licenses and Permits. The Delek Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business of the Company, except where the failure so to possess would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Delek Entities are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. None of the Delek Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xxiv) Title to Property. The Delek Entities have indefeasible title to all real property and good title to all personal property described in the Registration Statement, the General Disclosure Package or the Prospectus as owned by the Delek Entities, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Delek Entities or (C) would not reasonably be expected to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company, and under which any of the Delek Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and none of the Delek Entities has any written notice of any material claim that has been asserted by anyone adverse to the rights of the Delek Entities under any of the leases or subleases mentioned above, or questioning the rights of the Delek Entities to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv) Rights-of-Way. The Delek Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; the Delek Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not be reasonably expected to have a Material Adverse Effect.

(xxvi) Possession of Intellectual Property. The Delek Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii) Certain Relationships and Related Transactions. Except for relationships between any of the Delek Entities (other than Delek Logistics GP, LLC (“DKL GP”), Delek Logistics Partners, LP (“DKL”) and any subsidiaries of DKL (the “DKL Subsidiaries”, and, together with DKL GP and DKL, the “DKL Entities”)), on the one hand, and any of the DKL Entities and their directors, officers, equityholders, customers or suppliers (in their capacities as directors, officers, equityholders, customers or suppliers of the DKL Entities), on the other hand, no relationship, direct or indirect, exists between or among any Delek Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Delek Entity, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and is not so described.

(xxviii) ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company would have any liability, excluding any reportable event for which a waiver could apply; (iii) the Company has not incurred, nor does it expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (v) the Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which the Company would reasonably be expected to be liable.

(xxix) Environmental Laws. To the extent applicable to the business of the Company, and except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect, (A) none of the Delek Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Delek Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Delek Entities and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against the Delek Entities relating to Hazardous Materials or any Environmental Laws.

(xxx) Accounting Controls. The Delek Entities maintain internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Delek Entities’ internal controls over financial reporting are effective and the Company is not aware of any material weakness in the Delek Entities’ internal accounting controls.

(xxxi) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the 1934 Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the 1934 Act.

(xxxii) Compliance with the Sarbanes-Oxley Act. The Delek Entities are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof.

(xxxiii) Payment of Taxes. All United States federal income tax returns of the Delek Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Delek Entities have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Delek Entities, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Delek Entities.

(xxxiv) Insurance. The Delek Entities carry or are otherwise entitled to the benefits of insurance relating to the business of the Company, with reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that any of the Delek Entities will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct the business of the Company as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxxv) Subsidiary Distributions. No direct or indirect subsidiary of the Company is prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) for the subordination of certain of the units of limited partnership interest of DKL that are owned by subsidiaries of the Company or (ii) as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxvi) Investment Company Act. None of the Delek Entities is now, or immediately following the sale of the Shares to be sold by the Selling Shareholder pursuant to this Agreement will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvii) Absence of Manipulation. None of the Delek Entities has taken, nor will any Delek Entity take, directly or indirectly, any action which is designed, or would be reasonably likely, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxviii) Foreign Corrupt Practices Act. None of the Delek Entities or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Delek Entities has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Delek Entities, to the knowledge of the Company, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxix) Money Laundering Laws. The operations of the Delek Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any Delek Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xl) OFAC. None of the Delek Entities or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of any Delek Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other sanctions authority relevant to any party to this Agreement (collectively, “Sanctions”), nor is any Delek Entity located, organized or resident in a country or territory that is the subject of Sanctions.

(xli) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Delek Entity has any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xlii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xliii) Offering Materials. None of the Delek Entities has distributed and, prior to the later to occur of the Closing Time or the Date of Delivery (if any) and completion of the distribution of the Shares, will distribute any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, or any other materials, if any, permitted by the 1933 Act, including Rule 134.

(xliv) NYSE Listing. The Shares are as of the date hereof, and as of the Closing or the Date of Delivery (if any) will be, listed on the NYSE.

(xlv) FINRA. To the knowledge of the Company, there are no affiliations or associations between any member of FINRA and any of the Company’s officers or directors or the Company’s 5% or greater security holders, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”), which shall be limited to the name of the Selling Shareholder and the number of shares owned by it.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(iii) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein and compliance by the Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Shares to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of the charter or bylaws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

(v) Valid Title. The Selling Shareholder has, and at the Closing Time and any Date of Delivery will have, valid title to the Shares to be delivered by the Selling Shareholder at such time or on such date free and clear of all security interests, claims, liens, equities or other encumbrances.

(vi) Delivery of Shares. Upon payment of the purchase price for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC (as defined below)) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or any other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(vii) Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or reasonably would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or under the Stock Repurchase Agreement, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or the Stock Repurchase Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA.

(x) No Free Writing Prospectuses. The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to or distributed, any “free writing prospectus” (as defined in Rule 405), or any other written materials in connection with the offer or sale of the Shares.

(iv) No Association with FINRA. Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(v) OFAC. Neither the Selling Shareholder nor, to the knowledge of the Selling Shareholder, any director, officer, agent, employee, affiliate or representative of the Selling Shareholder is a Person currently the subject or target of any Sanctions, nor is the Selling Shareholder located, organized or resident in a country or territory that is the subject of Sanctions; and the Selling Shareholder will not directly or indirectly use the proceeds of the sale of the

Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Firm Stock. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule A, that number of shares of Firm Stock set forth in Schedule A opposite the name of such Underwriter, plus any additional number of shares of Firm Stock which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional shares of Common Stock.

(b) Option Stock. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an additional 1,350,000 shares of Common Stock, at the price per share set forth in Schedule A. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time upon notice by the Representatives to Selling Shareholder the setting forth the number of shares of Option Stock as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Stock. Such time and date of delivery (the “Date of Delivery”) shall be determined by the Representatives, but shall not be sooner than three full business days nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, provided that there shall not be more than one Date of Delivery in addition to the Closing Time. If the option is exercised as to all or any portion of the Option Stock, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of shares of Option Stock then being purchased which the number of shares of Firm Stock set forth in Schedule A opposite the name of such Underwriter bears to the total number of shares Firm Stock, subject, in each case, to such adjustments as the Representatives in their absolute discretion shall make to eliminate any sales or purchases of fractional shares of Common Stock.

(c) Payment. Payment of the purchase price for, and delivery of, the Firm Stock shall be made at the offices of Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, TN 37201 or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholder, at 10:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the shares of Option Stock are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Stock shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholder, on the Date of Delivery as specified in the notice from the Representatives to the Selling Shareholder.

Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Selling Shareholder against delivery to the Representatives for the respective accounts of the Underwriters for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Stock and the Option Stock, if any, which it has agreed to purchase. Barclays, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Stock or the Option Stock, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Firm Stock and the Option Stock, if any, shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Company and the Selling Shareholder.

(a)	The Company covenants with each Underwriter as follows:

(i) Compliance with Securities Regulations. The Company will (A) prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period prescribed by the rule (without reliance on Rule 424(b)(8)); (B) make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date or the Delivery Date, as the case may be, except as provided herein; (C) will notify the Representatives promptly, and confirm the notice in writing, when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (D) advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Sections 8(d) or 8(e) of the 1933 Act concerning the Registration Statement; (E) will notify the Representatives promptly, and confirm the notice in writing, if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares; and (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to promptly make every reasonable effort to obtain the lifting thereof as soon as practicable.

(ii) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, at least one day prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel to the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(iii) Delivery of Registration Statements. The Company has furnished or will deliver, upon request, to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts. Such copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vi) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(vii) Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on the NYSE.

(viii) Restriction on Sale of Shares. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) any Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (B) any Common Stock issued or options to purchase Common Stock granted pursuant to any employee benefit plan of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof, or (C) any Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement in respect thereof.

(ix) Reporting Requirements. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be. During the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required by Rule 463 under the 1933 Act.

(x) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that consent will be deemed to have been given with respect to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and the Company. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the most recent preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(b)	The Selling Shareholder covenants with each Underwriter as follows:

(i) Issuer Free Writing Prospectuses. The Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Selling Shareholder that unless it has or shall have obtained, as the case may be, the prior written consent of the Selling Shareholder, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that consent will be deemed to have been given with respect to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and the Selling Shareholder.

(ii) United States Treasury Department Form W-8. The Selling Shareholder shall deliver to the Representatives prior to the Date of Delivery a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person).

(iii) Stabilization. The Selling Shareholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(iv) Necessary Actions. The Selling Shareholder will use commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Date of Delivery, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the certificates for the Shares, if any, to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the reasonable fees and disbursements of one firm of counsel to the Selling Stockholder, (vi) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(a)(v) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show (and the Underwriters will pay 50% of the cost of such aircraft or other transportation), (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (x) all reasonable costs and expenses of the Underwriters; and except as otherwise expressly provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, transfer taxes on any resale of the Shares by any Underwriter, 50% of the cost of aircraft and other transportation chartered in connection with the road show, any advertising expenses in connection with any offers they may make and the transportation, lodging and other expenses incurred by the Underwriters on their own behalf in connection with the road show and other presentations to prospective purchasers of the Shares.

(b) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions contemplated by, this Agreement, other than as expressly provided by Section 4(a) hereof, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Shares to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors, other than as expressly provided by Section 4(a) hereof.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(m), Section 9(a)(ii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained herein or in certificates of any officer of the Delek Entities or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Filing of Prospectus; No Stop Orders. The Prospectus shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8). At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto will have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus will have been issued and no proceedings for any of those purposes will have been instituted, will be pending or, to the Company’s knowledge, threatened.

(b) Opinions of Counsel for the Company. At the Closing Time, the Representatives shall have received the opinions, each dated the Closing Time, of (i) Bass, Berry & Sims PLC, counsel for the Company, and (ii) the General Counsel of the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto, respectively.

(c) Opinion of Counsel for the Selling Shareholder. At the Closing Time, the Representatives shall have received the opinion, each dated the Closing Time, of (i) Shearman & Sterling LLP, counsel for the Selling Shareholder, and (ii) local counsel for the Selling Shareholder, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B-1 and Exhibit B-2 hereto, respectively.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the chief executive officer or the president of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus, there has not been a Material Adverse Effect, except as described in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, threatened or contemplated.

(f) Certificate of Selling Shareholder. At the Closing Time, the Representatives shall have received a certificate signed by or on behalf of the Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g) Accountant’s Comfort Letter. The Representatives shall have received from Ernst & Young LLP a letter, dated the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibits C and D hereto signed by the persons listed on Schedule D hereto.

(j) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Delek Entities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Conditions to Purchase of Shares of Option Stock. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the shares of Option Stock, the representations and warranties of the Company and the Selling Shareholder contained herein and the statements in any certificates furnished by the Delek Entities and the Selling Shareholder hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated as of the Date of Delivery, of the chief executive officer or the president of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of the Date of Delivery.

(ii) Certificate of Selling Shareholder. A certificate, dated as of the Date of Delivery, signed by or on behalf of the Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iii) Opinions of Counsel for the Company. If requested by the Representatives, the opinion of Bass, Berry & Sims PLC, counsel for the Company, together with the opinion of the General Counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Stock to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for the Selling Shareholder. If requested by the Representative, the favorable opinion of Shearman & Sterling LLP, counsel for the Selling Shareholder, and the favorable opinion of local counsel for the Selling Shareholder, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Stock to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

(v) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Stock to be purchased on the Date of Delivery and otherwise to the same effect as the opinions required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated as of the Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to the Date of Delivery.

(l) Additional Documents. At the Closing Time and at the Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such other documents as they may reasonably request.

(m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of shares of Option Stock on the Date of Delivery, the obligations of the several Underwriters to purchase the relevant shares of Option Stock, may be terminated by the Representatives by written notice to the Company and the Selling Shareholder at any time at or prior to the Closing Time or the Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 6, 7, 15, 16 and 17 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each affiliate (as such term is defined in Rule 501(b) under the 1933 Act) of such Underwriter who has, or who is alleged to have, participated in the distribution of Shares (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholder; and

(iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by Barclays), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that the Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Shares sold by the Selling Shareholder hereunder.

(c) Indemnification of the Company, Directors and Officers and the Selling Shareholder. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder, and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6 (other than the final proviso therein), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Barclays, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholder, as applicable. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below). Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement between the Company and the Selling Shareholder with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and Selling Shareholder, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of shares of Firm Stock set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 7 shall not affect any agreement between the Company and the Selling Shareholder with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Delek Entities or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling the Selling Shareholder and (ii) delivery of and payment for the Shares.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, (ii) if trading in the Common Stock of the Company has been suspended or materially limited by the Commission or the NYSE, (iii) if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 15 and 16 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of the Defaulted Shares and if such non-defaulting Underwriters do not elect to purchase all the Defaulted Shares, this Agreement or, with respect to the Date of Delivery, the obligation of the Underwriters to purchase, and the Selling Shareholder to sell, the Option Stock to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of the Date of Delivery, which does not result in a termination of the obligation of the Underwriters to purchase, and the Selling Shareholder to sell, the relevant Option Stock, as the case may be, either the (i) Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone the Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Selling Shareholder. If the Selling Shareholder shall fail at the Closing Time or the Date of Delivery, as the case may be, to sell and deliver the number of Shares which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 16, 17 and 18 hereof shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by the Selling Shareholder as referred to in this Section 11, each of the Representatives and the Company shall have the right to postpone the Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019 and to Deutsche Bank Securities Inc. at 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564; notices to the Company shall be directed to them at 7102 Commerce Way, Brentwood, Tennessee 37027, attention of General Counsel; and notices to the Selling Shareholder shall be directed to them at 7, Giborey Israel Street, P.O.B. 8464, Industrial Zone South, Netanya 42504 Israel, attention of General Counsel, fax: (+972 9) 8638577.

SECTION 13. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Delek Entities or the Selling Shareholder or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Delek Entities or the Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholder with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholder and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company and the Selling Shareholder have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. No Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,

DELEK US HOLDINGS, INC.

By	/s/ Kent B. Thomas
Name:	Kent B. Thomas
Title:	General Counsel

By	/s/ Harry P. Daily
Name:	Harry P. Daily
Title:	Executive Vice President

DELEK HUNGARY HOLDING
LIMITED LIABILITY COMPANY

By	/s/ Barak Mashraki
Name:	Barak Mashraki
Title:	Managing Director

CONFIRMED AND ACCEPTED,

    as of the date first above written:

BARCLAYS CAPITAL INC.

DEUTSCHE BANK SECURITIES INC.

For themselves and as Representatives of the

other Underwriters named in Schedule A hereto.

BARCLAYS CAPITAL INC.

By	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By	/s/ Francis M. Windels
Name:	Francis M. Windels
Title:	Managing Director

By	/s/ Brad Miller
Name:	Brad Miller
Title:	Managing Director

(Signature Page to Underwriting Agreement)

SCHEDULE A

The public offering price per share shall be $39.50.

The purchase price per share to be paid by the several Underwriters shall be $37.92, being an amount equal to the public offering price set forth above less $1.58 per share.

Name of Underwriter	Number of Shares of Firm Stock
Barclays Capital Inc.	2,925,000
Deutsche Bank Securities Inc.	2,475,000
Credit Suisse Securities (USA) LLC	1,350,000
Goldman, Sachs & Co.	630,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	630,000
Wells Fargo Securities, LLC	630,000
Scotia Capital (USA) Inc.	360,000
Total	9,000,000

Sch A - 1

SCHEDULE B-1

Pricing Terms

1.	Firm Stock: 9,000,000 Shares of Common Stock.

2.	Option Stock: 1,350,000 Shares of Common Stock.

3.	The public offering price per share of Common Stock: $39.50.

Preliminary Prospectus dated March 12, 2013

Sch B - 1

SCHEDULE B-2

Free Writing Prospectuses

Free Writing Prospectus, dated March 12, 2013.

Sch B - 2

SCHEDULE C

List of Significant Subsidiaries

MAPCO Express, Inc.	DE
Gasoline Associated Services, Inc.	AL
Liberty Wholesale Co., Inc.	AL
Delek Refining, Inc.	DE
Delek U.S. Refining GP, LLC	TX
Delek Refining, Ltd.	TX
Lion Oil Company	AR
Lion Oil Trading & Transportation, LLC	TX
J. Christy Construction Co., Inc.	AR
Delek Marketing & Supply, LLC	DE
Delek Logistics Services Company	DE
Delek Logistics GP, LLC	DE
Delek Logistics Partners, LP	DE
Delek Logistics Operating, LLC	DE
Delek Marketing & Supply, LP	DE
Delek Marketing GP, LLC	DE
Delek Crude Logistics, LLC	TX
Delek Marketing-Big Sandy, LLC	TX
Paline Pipeline Company, LLC	TX
Magnolia Pipeline Company, LLC	DE
SALA Gathering Systems, LLC	TX
El Dorado Pipeline Company, LLC	DE
Delek Finance, Inc.	DE
Delek Renewables, LLC	DE
Delek Rail Logistics, LLC	TX
MAPCO Fleet, Inc.	DE
NTI Investments, LLC	DE

Sch C - 1

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Ezra Uzi Yemin

Assaf Ginzburg

Frederec C. Green

Igal Zamir

Harry P. Daily

Donald N. Holmes

Kent B. Thomas

Sch D - 1

Exhibit A-1

FORM OF OPINION OF BASS, BERRY & SIMS PLC

1. Formation and Qualification. Each of the Company and the Significant Subsidiaries listed on Annex A hereto (the “Covered Subsidiaries” and, together with the Company, the “Covered Entities”) is validly existing as a corporation or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with all requisite power and authority to own or lease its properties and conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Covered Entities is duly qualified to transact business and is in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction set forth opposite its name on Annex A hereto.

2. Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as described in in the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock or other ownership interests of the Covered Subsidiaries are owned, directly or indirectly, by the Company.

3. Authority and Authorization. The Company has all requisite corporate power and authority to execute and deliver each of the Underwriting Agreement and the Stock Repurchase Agreement and to perform its obligations thereunder. All corporate action required to be taken by the Company for the consummation of any transactions provided for in the Underwriting Agreement or the Stock Repurchase Agreement has been validly taken.

4. Authorization of Agreements. Each of the Underwriting Agreement and the Stock Repurchase Agreement has been duly authorized, executed and delivered by the Company.

5. Non-contravention. None of (A) the offering or sale by the Selling Shareholder of the Shares, (B) the execution, delivery and performance of the Underwriting Agreement and the Stock Repurchase Agreement by the Company or (C) the consummation of the transactions contemplated by the Underwriting Agreement or the Stock Repurchase Agreement by the Company (i) constitutes or will constitute a violation of the charter, bylaws or similar organizational documents of any of the Delek Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the Delek Entities under any agreement or other instrument filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including any amendments thereto (but no opinion need be given with respect to Exhibits 10.1-10.3, 10.6, or 10.12-10.17 (Executive Compensation Plans and Management Contracts), or (iii) violates or will violate the Delaware General Corporation Law (“DGCL”) or any judgment or order known to us of any federal or Delaware court or governmental agency or body having jurisdiction over the Delek Entities or their properties or assets, which conflicts,

A-1-1

breaches, violations, defaults or Liens in the case of clauses (ii) or (iii), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company to consummate the transactions provided for in the Underwriting Agreement or the Stock Repurchase Agreement; provided, however, that such counsel need express no opinion in this paragraph 5 with respect to federal or state securities laws and other anti-fraud laws.

6. No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the Delek Entities or their properties or assets, is required in connection with (i) the offering or sale by the Selling Shareholders of the Shares, (ii) the execution, delivery and performance of the Underwriting Agreement or the Stock Repurchase Agreement by the Company or (iii) the consummation of the transactions contemplated by the Underwriting Agreement or the Stock Repurchase Agreement by the Company, other than (a) registration of the Shares under the 1933 Act or the 1934 Act (as to which such counsel need not express an opinion), (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters (as to which such counsel need not express an opinion), (c) under the bylaws and rules and regulations of FINRA (as to which such counsel need not express an opinion), (d) consents that have been obtained and (e) where the failure to obtain such consent would neither reasonably be expected to have a Material Adverse Effect nor materially impair the ability of the Company to consummate the transactions provided for in the Underwriting Agreement or the Stock Repurchase Agreement.

7. Effectiveness of Registration Statement. The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

8. Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

9. Descriptions of Common Stock. The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed on May 1, 2006, as amended (File No. 001-32868), constitutes an accurate summary of the terms of the Common Stock in all material respects.

10. Investment Company Act. None of the Delek Entities is now, or immediately following the sale of the Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement, will be, an “investment company” as defined in the 1940 Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Delek Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law, the Delaware Limited Liability Company Act, and the DGCL, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Covered Entities, state that such opinions are based upon certificates of good standing, foreign qualification or registration provided by the Secretary of State

A-1-2

of the states listed on Annex A to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Time and shall be provided to counsel to the Underwriters), and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the Delek Entities may be subject.

In addition, such counsel shall make statements to the following effect:

Additionally, you have solicited certain comments from us regarding the contents of the Registration Statement, the General Disclosure Package and the Prospectus. We have reviewed the Registration Statement, the General Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent registered public accounting firm, and with your representatives and your counsel, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the General Disclosure Package or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the General Disclosure Package and the Prospectus (except to the extent stated in paragraph 9 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a) the Registration Statement, at the Effective Date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (except that in each case we do not express any view as to the financial statements and related notes, and the schedules and other financial information included therein or excluded therefrom); and

(b) no facts have come to our attention that have caused us to believe that:

(A) the Registration Statement, at the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that we do not express any view as to the financial statements and related notes, and the schedules and other financial information included therein or excluded therefrom or in the statements contained in the exhibits to the Registration Statement),

(B) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements and related notes, and the schedules and other financial information included therein or excluded therefrom or in the statements contained in the exhibits to the Registration Statement), or

(C) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements and related notes, and the schedules and other financial information included therein or excluded therefrom or in the statements contained in the exhibits to the Registration Statement).

A-1-3

ANNEX A

Name	Foreign Jurisdiction

Delek US Holdings, Inc., a Delaware corporation	Tennessee

Delek Logistics GP, LLC, a Delaware limited liability company	None.

Delek Renewables, LLC, a Delaware limited liability company	Kentucky, Texas

Delek Finance, Inc., a Delaware corporation	None.

Delek Logistics Services Company, a Delaware corporation	None.

Delek Marketing & Supply, LLC, a Delaware limited liability company	None.

Delek Refining, Inc., a Delaware corporation	None.

MAPCO Express, Inc., a Delaware corporation	Arkansas, Florida, Georgia, Indiana, Kentucky, Louisiana, Mississippi, Virginia

MAPCO Fleet, Inc., a Delaware corporation	Alabama, Arkansas, Georgia, Kentucky, Louisiana, Mississippi, Tennessee, Virginia

NTI Investments, LLC, a Delaware limited liability company	Tennessee

Annex A to Exhibit A-1

Exhibit A-2

FORM OF GENERAL COUNSEL OPINION

1. Legal Proceedings. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Delek Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described as required by the 1933 Act.

2. Exhibits. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which any of the Delek Entities is a party that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act.

A-2-1

Exhibit B-1

FORM OF OPINION OF SHEARMAN & STERLING LLP

1. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Selling Shareholder of the Underwriting Agreement, except as may be required under the Securities Act, the Exchange Act or under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of its Shares by the Selling Shareholder to the Underwriters.

2. Insofar as New York law governs execution and delivery, the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder.

3. The execution and delivery by the Selling Shareholder of the Underwriting Agreement does not, and the performance by the Selling Shareholder of its obligations thereunder will not, result in a violation of Generally Applicable Law.

4. Assuming that (i) the Depository Trust Company (the “DTC”) is a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code in effect in the State of New York (the “UCC”) and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (ii) each of the Underwriters acquires the interest in the respective Shares purchased by the Underwriters without “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC), (iii) the Shares are “delivered” (within the meaning of Section 8-301 of the UCC) to the DTC on the date hereof, (iv) each of the Underwriters purchases the interest in the respective Shares acquired by such Underwriter by making payment therefor, as provided for in the Underwriting Agreement, and (v) the respective Shares purchased by each of the Underwriters are credited to one or more “securities accounts” (as defined in Section 8-501(a) of the UCC) of such Underwriter maintained with the DTC, each of the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Shares purchased by the Underwriters, and no action based on an “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) may be asserted against any of the Underwriters with respect to such security entitlements, in each case to the extent governed by the UCC. The foregoing opinion is limited to Article 8 of the UCC and does not address (i) laws of jurisdictions other than New York, or laws of New York except for Article 8 of the UCC, (ii) what law governs interests in such security entitlements or (iii) the effect, if any, of laws of jurisdictions other than New York on interests in such security entitlements.

B-1

Exhibit B-2

FORM OF OPINION OF LOCAL COUNSEL FOR THE SELLING SHAREHOLDER

1. Each of the Underwriting Agreement and the Stock Repurchase Agreement has been duly, authorized executed and delivered by the Selling Shareholder.

B-2

Exhibit C

            , 2013

Barclays Capital Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Proposed Public Offering of Delek US Holdings, Inc.

Ladies and Gentlemen:

The undersigned, a shareholder and/or officer of Delek US Holdings, Inc., a Delaware corporation (the “Company”), understands that Barclays Capital Inc. and Deutsche Bank Securities Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholder party thereto (the “Selling Shareholder”) providing for the public offering (the “Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Shares”), or exercise any right with respect to the registration of any of the Lock-up Shares, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

The foregoing restrictions shall not apply to:

i.	sales by the Company’s executive officers pursuant to trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in existence as of the date hereof, or the entry by the Company’s executive officers into any new such trading plans, provided that (i) no public announcement or disclosure of entry into such newly adopted plans is made or required to be made and (ii) no sales shall take place pursuant to such newly adopted plans during the Lock-Up Period;

ii.	the exercise of options, stock appreciation rights or similar awards that may be settled in shares of the Company’s common stock, in each case granted under the Company’s equity incentive plans, provided that the shares of Common Stock delivered upon such exercise are subject to the restrictions set forth in the foregoing paragraph;

C-1

iii.	transfers of shares of Common Stock to the Company (i) as forfeitures to satisfy tax withholding and remittance obligations of the Company’s stockholders in connection with the vesting or exercise of equity awards by stockholders pursuant to the Company’s equity incentive plans or (ii) pursuant to a net exercise or cashless exercise by a stockholder of outstanding equity awards pursuant to the Company’s equity incentive plans; and

iv.	the issuance of awards under the Company’s equity incentive plans;

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Shares without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the 1934 Act and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(ii)	as a bona fide gift or gifts; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv)	as a distribution to limited partners or stockholders of the undersigned; or

(v)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

C-2

Very truly yours,

Signature:

Print Name:

Signature Page to Lock-Up Agreement

Exhibit D

            , 2013

Barclays Capital Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Proposed Public Offering of Delek US Holdings, Inc.

Ladies and Gentlemen:

Delek Hungary Holding Limited Liability Company, a Hungarian limited liability company (the “Selling Shareholder”), understands that Barclays Capital Inc. and Deutsche Bank Securities Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Delek US Holdings, Inc., a Delaware corporation (the “Company”), and the Selling Shareholder providing for the public offering (the “Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Shares”), or exercise any right with respect to the registration of any of the Lock-up Shares, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, provided, however, that the foregoing restrictions do not apply to (x) the sale of the Shares by the Selling Shareholder to the underwriters in connection with the Offering or (y) the sale of 1,000,000 shares of Common Stock by the Selling Shareholder to the Company pursuant to that certain Stock Repurchase Agreement, dated March 12, 2013, by and between the Selling Shareholder and the Company.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

D-1

Very truly yours,

Signature:

Print Name:

Signature Page to Lock-Up Agreement